UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2015

WHITING USA TRUST I

(Exact name of Registrant as specified in its charter)

Delaware	001-34026	26-6053936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas 78701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512)236-6599

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2015, Whiting USA Trust I (the “Trust”) (NYSE: WHX) was notified by the New York Stock Exchange (“NYSE”) that the NYSE has determined to suspend trading in the Trust’s units effective before market open on February 17, 2015 and will promptly commence proceedings to delist the Trust’s units from the NYSE.

The NYSE informed the Trust that the Trust was not in compliance with the NYSE’s continued listing standards, which requires that the average closing price of the Trust units cannot be less than $1.00 per share over a period of 30 consecutive trading days. Under the NYSE delisting procedures, the Trust has the right to appeal such decision, but the Trust does not intend to do so.

The Trust expects the Trust units to transition to OTC Pink, operated by OTC Markets Group, effective with the opening of business on February 17, 2015. However, there is no assurance that an active market in the Trust units will develop on OTC Pink.

On February 13, 2015, the Trust issued a press release announcing that it had received the NYSE notice of suspension and commencement of the delisting process. A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1        Press Release dated February 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whiting USA Trust I

	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

	By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President
Date: February 13, 2015

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 13, 2015.